Exhibit 99.1

MEDIA CONTACT:
Heather Ripley
Ripley PR
865-977-1973
hripley@ripleypr.com

FOR IMMEDIATE RELEASE

Breathe eCig Corp. Begins Trading as “BVAP”
DNA Precious Metals Inc., Now Breathe eCig Corp., enters stock market under new ticker symbol

KNOXVILLE, Tenn. – March 11, 2015 – DNA Precious Metals, Inc. (OTCQB: BVAP) announced today that, effective March 11, 2015, it will change its name and begin operating as Breathe eCig Corp. Additionally, Breathe eCig Corp. will begin trading at the opening of business on March 11, 2015 under the new stock symbol “BVAP,” and the Company’s common stock will no longer be available under the “DNAP” symbol. The Company’s stockholders will not be required to surrender or exchange stock certificates.

“The new ticker symbol better reflects the exciting potential of Breathe,” says Josh Kimmel, Breathe’s founder and CEO. “We have one goal—to become the industry’s sexiest, healthiest smoking experience with advanced vapors developed in an FDA-certified factory. Our management team aims to differentiate ourselves and create a recognized household brand, specializing in organic and natural flavored e-cigarettes.”

Breathe’s goal, based on pending patents, is to provide a device that dispenses the soon-to-be approved amount of nicotine per puff, as well as an optional childproofing device. Kimmel says he hopes to transform the industry by becoming the first socially responsible e-cig manufacturer.

According to Kimmel, Breathe is committed to maintaining the highest possible environmental standards during production, educating the public on the dangers of smoking and secondhand smoke, as well as funding and supporting programs to prevent youth from both combustible cigarettes as well as e-cigarettes.

“Our goal is to become the most recognized e-cig manufacturer on the market, all while remaining true to our commitment to social responsibility,” he says.

The company recently announced that DNA Precious Metals, Inc. has acquired all of the issued and outstanding equity interests in Breathe, LLC in exchange for the issuance of 150 million shares of common stock to Breathe founders and management, representing approximately 56 percent of Breathe’s issued and outstanding shares of common stock.

To find out more about Breathe, visit www.breathecig.com.

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About Breathe
Breathe was founded in 2012 as a research and development company in Knoxville, Tennessee with the mission to develop a better e-cigarette than was available on the market. Now holding multiple patents (pending) for its groundbreaking product, BVAP, Breathe is not your typical e-cig manufacturer. With a commitment to remaining socially responsible through innovative product development, consumer outreach and education, Breathe challenges the e-cig industry establishment. To find out more, visit www.breathecig.com.

Caution Concerning Forward Looking Statements
This press release contains statements that are "Forward-Looking" in nature (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). All statements regarding the Company's financial position, potential, business strategy, plans and objectives for future operations are Forward-Looking statements. Many of these statements contain words such as “goal,” “aims,” “may,” “expect,” “believe,” "intend,” "anticipate," "estimate," "continue," "would," "exceed," "should," "steady," “plan,” “potential,” "dramatic," and variations of such words and similar expressions identify Forward-Looking statements, but their absence does not mean that a statement is not a Forward-Looking statement. Because Forward-Looking statements involve future risks and uncertainties, there are many factors that could cause actual results to differ materially from those expressed or implied. The Company cannot predict the actual effect these factors will have on its results and many of the factors and their effects are beyond the Company's control. Any forward-looking statement made by the Company speaks only as of the date on which it is made. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise. Given these uncertainties, you should not rely too heavily on these forward-looking statements.

Information for the Educated Investor
For further information regarding these and other risks related to Breathe eCigs’ business, investors should consult Breathe eCigs' filings with the Securities and Exchange Commission, available at www.sec.gov, and contact Company counsel at crc@breathecig.com.

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